Exhibit 21

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               Exhibit 21
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            LIST OF ALBEMARLE CORPORATION SUBSIDIARIES
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Albemarle Asano Corporation

Albemarle Asia Pacific Company

Albemarle Chimie S.A.

Albemarle China Corporation

Albemarle Foreign Sales Corporation

Albemarle France S.A.R.L.

Albemarle Holdings Company Limited

Albemarle International Corporation

Albemarle Marketing Company Limited

Albemarle Overseas Development Company

Albemarle PPC

Albemarle S.A.

Albemarle Services Company Limited

Albemarle TCI Limited

Albemarle U.K. Limited

Albemarle Virginia Corporation

Albemarle Virginia Limited Partnership

ANY, Inc.